SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 29, 1997


                      DATA TRANSMISSION NETWORK CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                            0-15405                47-0669375
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(State or other jurisdiction               (Commission            (IRS Employer
 of incorporation)                          File Number)          Identification
                                                                  Number)


9110 West Dodge Road, Suite 200, Omaha, Nebraska                         68114
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (402)390-2328

Item 5.  Other Events.
         ------------

         On August 29, 1997, the Board of Directors of Data Transmission Network Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share, of the Company (the "Common Stock"). The dividend is payable on September 2, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.50 per share, of the Company (the "Preferred Stock") at a price of $150.00 per one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 29, 1997, as the same may be amended from time to time (the "Rights Agreement"), between the Company and First National Bank of Omaha, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 11% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of a majority of Continuing Directors then in office prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 11% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a summary description of the Rights attached thereto. The term "Acquiring Person" excludes the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and Roger R. Brodersen (the founder of the Company) and certain related persons and entities. In addition, any other person whose current level of beneficial ownership exceeds 11% but is less than 14% of the Common Stock will become an Acquiring Person only if its level of beneficial ownership exceeds 14% of the Common Stock.

         The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a summary description of the Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 29, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of $150.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have

1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors then in office) may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

         The Rights Agreement defines "Continuing Director" as any member of the Company's Board of Directors who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or any such affiliate or associate and either (i) was a member of the Board of Directors prior to the date of the Rights Agreement or (ii) subsequently becomes a Board member, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

         At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors and the majority of such Continuing Directors may in their discretion establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may by majority vote of the Board of Directors and majority vote of the Continuing Directors, except with respect to the redemption price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit hereto and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.


Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

(a) and (b)                Financial Statements and Pro  Forma  Financial Infor-
                           mation.  None.

(c)                        Exhibits.  The  following  exhibits  are  filed  with
                           this  report,   and  the  foregoing   description  is
                           modified by reference to such exhibits:

                           1. Rights Agreement, dated as of August 29, 1997, between Data Transmission Network Corporation and First National Bank of Omaha, as Rights Agent, which includes the Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C.



                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: August 29, 1997.

                                           DATA TRANSMISSION NETWORK CORPORATION



                                           By: /s/ Brian L. Larson
                                               ---------------------------------
                                               Brian L. Larson, Vice
                                               President, Chief Financial
                                               Officer, Secretary and
                                               Treasurer

                                  EXHIBIT INDEX


                                                                    Page Number
                                                                   In Sequential
         Exhibit                                                     Numbering
           No.                                                         System
         -------                                                    ------------

(1)           1            Rights Agreement, dated as of
                           August 29, 1997, between Data
                           Transmission Network Corporation and
                           First National Bank of Omaha,
                           as Rights Agent, which includes
                           the Form of Certificate of
                           Designation of Series A Junior
                           Participating Preferred Stock as
                           Exhibit A, the Form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C.

--------------------------------
(1) Exhibit 1 hereto was previously filed as an exhibit to the Registration Statement of Data Transmission Network Corporation on Form 8-A dated August 29, 1997, registering its Preferred Stock Purchase Rights, which is incorporated herein by this reference.